Exhibit 99.1

NORTHERN OIL AND GAS ANNOUNCES PRICING OF PREVIOUSLY ANNOUNCED PRIVATE OFFERING OF SENIOR SECURED SECOND LIEN NOTES

MINNEAPOLIS--(BUSINESS WIRE)--September 21, 2018-- Northern Oil and Gas, Inc. (NYSE American: NOG) (“Northern” or the “Company”) today announced that it has priced its previously announced private placement under Rule 144A and Regulation S of the Securities Exchange Act of 1933, as amended (the “Securities Act”), to eligible purchasers of $350 million in aggregate principal amount of additional 8.50% Senior Secured Second Lien Notes due 2023 (the “New Senior Secured Notes”) at an offering price equal to 104% of par. The Company intends to use the net proceeds from this offering combined with borrowings under its expected new revolving credit facility to repay borrowings outstanding under its term loan credit facility, redeem its remaining outstanding unsecured notes and the remainder, if any, for general corporate purposes. The offering is expected to close on October 5, 2018, subject to the satisfaction of customary closing conditions.
The New Senior Secured Notes will not be registered under the Securities Act or under any state or other securities laws, and the New Senior Secured Notes will be issued pursuant to an exemption therefrom, and may not be offered or sold within the United States, or to or for the account or benefit of any U.S. Person, absent registration or an applicable exemption from registration requirements.
The New Senior Secured Notes are being offered only to persons who are either reasonably believed to be “qualified institutional buyers” under Rule 144A or who are non-“U.S. persons” under Regulation S as defined under applicable securities laws.
This news release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale of these securities would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
ABOUT NORTHERN OIL AND GAS
Northern Oil and Gas, Inc. is an exploration and production company with a core area of focus in the Williston Basin Bakken and Three Forks play in North Dakota and Montana.
SAFE HARBOR
This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this release regarding the Company’s financial condition and results of operations, business strategy, plans and objectives of management for future operations, industry conditions, indebtedness covenant compliance, timing and benefits of pending acquisitions, and related issuances of common stock are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.
Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond the Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on the Company’s current properties and properties pending acquisition, the Company’s ability to acquire additional development opportunities, changes in the Company’s reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which the Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, the Company’s ability to consummate any pending acquisition transactions, other risks and uncertainties related to the closing of pending acquisition transactions, the Company’s ability to raise or access capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting the Company’s operations, products, services and prices. Additional information concerning potential factors that could affect future financial results is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated from time to time in amendments and subsequent reports filed with the SEC.

The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.
CONTACT:

Nicholas O’Grady
Chief Financial Officer
(952) 476-9800
ir@northernoil.com